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Exhibit 23.1 - Consent of Independent Auditors


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63321) pertaining to the Saga Communications, Inc. Employees' 401(k) Savings and Investment Plan, of our report dated June 14, 2002, with respect to the financial statements and schedule of the Saga Communications, Inc. Employees' 401(k) Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


                                                /s/ Ernst & Young LLP
                                                --------------------------------
                                                Ernst & Young LLP


Detroit, Michigan
June 20, 2002


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